UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Hexion Specialty Chemicals, Inc. (“Hexion”) announced on October 16, 2006 that Hexion 2 U.S. Finance Corp. and Hexion 2 Nova Scotia Finance, ULC, its wholly owned finance subsidiaries, intend to offer through a private placement an aggregate of $825 million of Second-Priority Senior Secured Floating Rate Notes Due 2014 (the “Floating Rate Notes”) and Second-Priority Senior Secured Notes Due 2014 (the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Senior Secured Notes”), subject to market conditions.

The Senior Secured Notes to be offered will not be and have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy such Senior Secured Notes and is issued pursuant to Rule 135c under the Securities Act of 1933. The matters set forth herein include forward-looking statements. The forward-looking statements set forth involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in Hexion’s Cautionary Statement Concerning Forward-Looking Statements included in Hexion’s recent filings, including the Annual Report on Form 10-K for the year ended December 31, 2005, with the Securities and Exchange Commission.

The information contained in this Form 8-K is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

In connection with the private placement of the Senior Secured Notes, the following information is included in a preliminary offering circular to be provided to potential purchasers of the Senior Secured Notes.

DESCRIPTION OF THE HEXION RECAPITALIZATION

We expect to amend and restate our existing senior secured credit facilities (as described under “Description of New Senior Secured Credit Facilities and Other Indebtedness”). In addition, we will continue to have access to our current $225 million revolving credit facility on amended terms. These new senior secured credit facilities (including the revolving credit facility, as amended) are referred to as the “new senior secured credit facilities”. Our new senior secured credit facilities are described under the heading “Description of New Senior Secured Credit Facilities and Certain Other Indebtedness—First-Priority Lien Obligations—New Senior Secured Credit Facilities.” Upon entering into these new senior secured credit facilities and receiving the net proceeds from the issuance of notes in this offering, we expect to repay all amounts outstanding under our May 2006 term loan and synthetic letter of credit facilities. In addition, we have made tender offers, subject to customary terms and conditions, to repurchase all of our outstanding Second-Priority Senior Secured Floating Rate Notes issued on August 12, 2004 (the “August 2004 floating rate notes), 9% Second-Priority Senior Secured Notes issued on August 12, 2004 (the “August 2004 fixed rate notes” and, together with the August 2004 floating rate notes, the “August 2004 notes”) and Second-Priority Senior Secured Floating Rate Notes issued in May 2005 (the “May 2005 notes”). In the event that all of the August 2004 floating rate notes and May 2005 notes tendered for are not repurchased pursuant to the tender offers, we expect, subject to market conditions, to redeem any outstanding August 2004 floating rate notes and May 2005 notes shortly after the completion of the tender offers. We expect that any August 2004 fixed rate notes not tendered in connection with the Hexion Recapitalization will remain outstanding after the Hexion Recapitalization. The information contained or incorporated in this Form 8-K shall not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to the August 2004 notes or the May 2005 notes. The tender offers and consent solicitations will be made solely by the Offer to Purchase and Consent Solicitation Statement. We refer to the borrowing under our new senior secured credit facilities, the issuance of the notes and the application of the net proceeds therefrom for the repayment of existing debt, repurchases and redemptions of the August 2004 notes and May 2005 notes and the payment of a dividend on our common stock as described elsewhere in this Form 8-K as the “Hexion Recapitalization.”

UNAUDITED PRO FORMA FINANCIAL INFORMATION

We derived the unaudited pro forma financial data set forth below by the application of the pro forma adjustments to the historical audited consolidated financial statements of Hexion.

The unaudited pro forma balance sheet as of June 30, 2006 gives pro forma effect only to the Hexion Recapitalization, including the application of the net proceeds to the Company therefrom as if the Hexion Recapitalization occurred on June 30, 2006.

The unaudited pro forma statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2005 give pro forma effect to the Hexion Formation, the Hexion Refinancings and the Hexion Recapitalization (each as defined in Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-135482) as filed on August 1, 2006) and the unaudited pro forma statement of operations for the six months ended June 30, 2006 gives pro forma effect to the Hexion Refinancings and the Hexion Recapitalization, including the application of the net proceeds to the Company therefrom, as if they occurred on January 1, 2005.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if they had occurred on the date indicated nor do they purport to project our results of operations for any future period.

You should read our unaudited pro forma financial information and the accompanying notes in conjunction with all of the historical financial statements and related notes included in the Form 10-Q for the quarter ended June 30, 2006.

HEXION SPECIALTY CHEMICALS, INC.

Unaudited Pro Forma Balance Sheet

as of June 30, 2006

(dollars in millions)

	Actual	Hexion Recapitalization		Pro Forma
		Adjustments (1)
Assets
Current assets:
Cash and equivalents	$104	$(4	)(a)	$100
Accounts receivable	819	—		819
Inventories	515	—		515
Other current assets	71	—		71
Assets of discontinued operations	32	—		32

	1,541	(4)		1,537

Property and equipment	1,520	—		1,520
Goodwill	175	—		175
Other intangible assets	219	—		219
Other non-current assets	99	(6	)(b)	93

Total assets	$3,554	$(10)		$3,544

Liabilities, common stock and other shareholders’ deficit
Current liabilities:
Accounts and drafts payable	$615	—		615
Debt payable within one year	41	4	(c)	45
Other current liabilities	449	—		449
Liabilities of discontinued operations	31	—		31

	1,136	4		1,140

Other liabilities:
Long-term debt	2,807	572	(d)	3,379
Long-term pension obligations	174	—		174
Non-pension postemployment benefit obligations	115	—		115
Deferred income taxes	150	—		150
Other long-term liabilities	102	—		102

	3,348	572		3,920

Minority interest	12	—		12
Common stock and other shareholders’ deficit:
Common stock and additional paid-in capital (deficit)	487	(500	)(e)	(13)
Treasury stock and other	(296)	—		(296)
Accumulated deficit	(1,133)	(86	)(f)	(1,219)

	(942)	(586)		(1,528)

Total liabilities, common stock and other shareholders’ deficit	$3,554	$(10)		$3,544

See Notes to Unaudited Pro Forma Balance Sheet

Notes to Unaudited Pro Forma Balance Sheet

(1)	Set forth below are the estimated sources and uses of funds pertaining to the Hexion Recapitalization.

Sources		Uses
Cash on hand	$4	Repayment of:
Proceeds from term loan under new senior		Existing senior secured term loan	$1,625
secured credit facilities	2,000	Synthetic letter of credit facility	50
Synthetic letter of credit facility	50	August 2004 notes	475
Proceeds from notes offering	825	May 2005 notes	150
		Common Stock dividend	500
		Transaction fees and expense	79

Total sources	$2,879	Total Uses	$2,879

The Hexion Recapitalization will generate net proceeds of $2,797 (net of estimated fees and expenses of $28) to the Company which will be used to repay existing debt of $2,250, pay debt redemption cost of $51 and pay a dividend of $500 to common stockholders. In addition, the new senior secured credit facilities also provide for a $50 synthetic letter of credit facility, which replaced our existing synthetic letter of credit facility of an equivalent amount.

(a)	Reflects net cash used in the Hexion Recapitalization.

(b)	Reflects the write-off of deferred debt issue costs of $34 related to the existing debt repaid from the proceeds of the Hexion Recapitalization, offset by the capitalized debt issue cost of $28 related to the new senior secured credit facilities.

(c)	Reflects the current portion of the new senior secured credit facilities of $20 reduced by the current portion of the debt of $16 repaid in the Hexion Recapitalization.

(d)	Reflects the net increase in long-term debt as follows:

New senior secured credit facilities	$2,000
The notes	825
Existing debt repaid
Face value	(2,250)
Discount	1
Less: Net change in current portion	(4)

Net change	$572

(e)	Reflects the payment of a dividend of $500 to common stockholders.

(f)	Reflects the loss on debt redemption of $86 (consisting of redemption cost of $51, debt discount of $1, and write-off of deferred debt issue cost of $34 related to existing debt repaid from the proceeds of the Hexion Recapitalization).

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2005

(dollars in millions, except per share data)

			Hexion Formation and Hexion Refinancings			Hexion Recapitalization
	Actual
		Preacquisition
	Hexion	Bakelite (1)	Adjustments (2)		Subtotal	Adjustments (3)	Pro Forma
Net sales	$4,442	$261	$(14	)(a)	$4,689	—	$4,689
Cost of sales	3,781	229	(31	)(a)	3,979	—	3,979

Gross profit	661	32	17		710	—	710

Selling, general & administrative expense	399	30	(1	)(b)	428	—	428
Transaction costs	44	—	—		44	—	44
Other operating expense	10	1	(1	)(c)	10	—	10

Operating income	208	1	19		228	—	228

Interest expense, net	203	2	31	(d)	236	51 (a)	287
Loss on extinguishment of debt	17	—	—		17	—	17
Other non-operating expense	16	—	—		16	—	16

Loss from continuing operations before income tax and minority interest	(28)	(1)	(12)		(41)	(51)	(92)

Income tax expense	48	2	3	(e)	53	— (b)	53

Loss from continuing operations before minority interest	(76)	(3)	(15)		(94)	(51)	(145)

Equity in earnings of investees	2	—	—		2	—	2

Minority interest in net income of consolidated subsidiaries	(3)	—	(1	)(f)	(4)	—	(4)

Loss from continuing operations	(77)	(3)	(16)		(96)	(51)	(147)
Dividends on Series A Preferred Stock	30	—	(30	)(g)	—	—	—

Net (loss) income available to common shareholders before loss from discontinued operations and nonrecurring charges directly attributable to the transactions (4)	$(107)	$(3)	$14		$(96)	$(51)	$(147)

Pro Forma loss per share (5)
Basic and Diluted							$(1.78)
Pro Forma weighted average number of common shares outstanding (5)
Basic and Diluted							82,556,847

See Notes to Unaudited Pro Forma Statement of Operations

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Statement of Operations

For the six months ended June 30, 2006

(dollars in millions, except per share data)

		Hexion Refinancings			Hexion Recapitalization
	Actual

	Hexion	Adjustments (2)		Subtotal	Adjustments (3)	Pro Forma
Net sales	$2,560	$—		$2,560	$—	$2,560
Cost of sales	2,185	—		2,185	—	2,185

Gross profit	375	—		375	—	375

Selling, general & administrative expense	199	—		199	—	199
Transaction and integration costs	22	—		22	—	22
Write-off of deferred IPO costs	15	—		15	—	15
Other operating income expense, net	(31)	—		(31)	—	(31)

Operating income	170	—		170	—	170

Interest expense, net	112	5	(d)	117	26 (a)	143

Loss on extinguishment of debt	51	—		51	—	51
Other non-operating expense	2	—		2	—	2

(Loss) income from continuing operations before income tax, earnings from unconsolidated entities and minority interest	5	(5)		—	(26)	(26)

Income tax expense	30	—	(e)	30	— (b)	30

Loss from continuing operations before earnings from unconsolidated entities and minority interest	(25)	(5)		(30)	(26)	(56)

Earnings from unconsolidated entities, net of tax	1	—		1	—	1

Minority interest in net income of consolidated subsidiaries	(3)	—		(3)	—	(3)

Loss from continuing operations	(27)	(5)		(32)	(26)	(58)
Dividends on Series A Preferred Stock	33	(33	)(g)	—	—	—

Net (loss) income available to common shareholders before loss from discontinued operations and nonrecurring charges directly attributable to the transactions (4)	$(60)	$28		$(32)	$(26)	$(58)

Pro Forma loss per share (5)
Basic and Diluted						$(0.70)
Pro Forma weighted average number of common shares outstanding (5)
Basic and Diluted						82,556,847

See Notes to Unaudited Pro Forma Statement of Operations

HEXION SPECIALTY CHEMICALS

Unaudited Pro Forma Statement of Operations

For the six months ended June 30, 2005

(dollars in millions, except per share data)

			Hexion Formation and Hexion Refinancings			Hexion Recapitalization
	Actual
		Preacquisition
	Hexion	Bakelite (1)	Adjustments (2)		Subtotal	Adjustments (3)	Pro Forma
Net sales	$2,176	$261	$(14	)(a)	$2,423	$—	$2,423
Cost of sales	1,861	229	(24	)(a)	2,066	—	2,066

Gross profit	315	32	10		357	—	357
Selling, general & administrative expense	185	30	—		215	—	215
Transaction costs	29	—	—		29	—	29
Other operating (income) expense	(9)	1	(1	)(c)	(9)	—	(9)

Operating income	110	1	11		122	—	122

Interest expense, net	96	2	20	(d)	118	26 (a)	144
Loss on extinguishment of debt	17	—	—		17	—	17
Other non-operating expense	18	—	—		18	—	18

Loss from continuing operations before income tax and minority interest	(21)	(1)	(9)		(31)	(26)	(57)
Income tax expense (benefit)	35	2	(1	)(e)	36	— (b)	36

Loss from continuing operations before minority interest	(56)	(3)	(8)		(67)	(26)	(93)
Minority interest in net income of consolidated subsidiaries	(1)	—	(1	)(f)	(2)	—	(2)

Loss from continuing operations	(57)	(3)	(9)		(69)	(26)	(95)
Dividends on Series A Preferred Stock	6	—	(6	)(g)	—	—	—

Net loss available to common shareholders before loss from discontinued operations and nonrecurring charges directly attributable to the transactions (4)	$(63)	$(3)	$(3)		$(69)	$(26)	$(95)

Pro Forma loss per share (5)
Basic and Diluted							$(1.15)
Pro Forma weighted average number of common shares outstanding (5)
Basic and Diluted							82,556,847

See Notes to Unaudited Pro Forma Statement of Operations

Notes to Unaudited Pro Forma Statements of Operations

(1) The Bakelite Transaction occurred on April 29, 2005. The historical data with respect to the Resins Business of the Bakelite Group, the predecessor to Bakelite, is presented in the unaudited pro forma statement of operations for the year ended December 31, 2005 and for the six months ended June 30, 2005 and relates to the period from January 1, 2005 to April 29, 2005. From April 30, 2005, data with respect to Bakelite is included in the Hexion historical data. The historical combined statement of operations of Bakelite for the four months ended April 29, 2005 has been translated into U.S. dollars at the average exchange rate for the period of 1.3053 U.S. dollars to one euro. It should be noted that such translations should not be construed as representations that the U.S. dollar amounts actually represent such euro amounts, or could have been or will be converted into euros at the rate indicated or at all. The historical combined statements of operations of Bakelite are as follows:

Four months ended April 29, 2005
Net sales	€200
Cost of sales	176

Gross profit	24
Selling, general and administrative expense	23
Other operating expense	1

Operating income	—
Interest expense	1

Loss before income tax	(1)
Income tax expense	1

Net loss	€(2)

To conform the presentation of Bakelite’s statements of operations with Hexion’s for the four months ended April 29, 2005, Bakelite’s distribution expenses of €6 have been included in Cost of sales, and marketing expenses of €12 have been included in Selling, general and administrative expense.

(2) Reflects the following adjustments:

(a)	Elimination of intercompany activity resulted in the reduction of net sales and cost of sales. Additionally, cost of sales reflects an adjustment to reverse an amount which represents the write-up of inventory that was recorded as part of the purchase price allocations for Bakelite and the minority interest exchanges, and subsequently expensed through cost of sales. These entries are summarized as follows:

	Year ended December 31, 2005	Six months ended June 30, 2005
Sales
Elimination of intercompany activity	$(14)	$(14)

Cost of Sales
Elimination of intercompany activity	$(15)	$(15)
Reverse expensing of inventory write-up	(16)	(9)

	$(31)	$(24)

(b)	Reflects an adjustment to decrease amortization expense resulting from fair value adjustments to amortizable intangible assets.

(c)	Reflects the elimination of management fees.

(d)	Represents the new debt issued and the effect of a full year of interest expense related to the debt outstanding as a result of the Hexion Formation and the Hexion Refinancings:

	Year ended December 31, 2005	Six months ended June 30,
		2005	2006
May 2006 Senior Secured Credit Facilities	$117	$59	$58
August 2004 notes	45	22	22
May 2005 notes	18	9	9
All other	48	24	24

Total cash interest	228	114	113
Amortization of debt issuance cost and debt discount	8	4	4

Pro forma interest expense	236	118	117
Less historical interest	(205)	(98)	(112)

Net adjustment to interest expense	$31	$20	$5

The interest rates in effect at October 4, 2006, including the $1 billion notional amount swap, were used to compute pro forma adjustments to interest expense for newly issued variable rate debt, including the new senior secured credit facilities and debt issued in the Borden Transaction. Each one-eighth point change in the assumed interest rates would result in $1 change in annual interest expense. See “Description of New Senior Secured Credit Facilities and Other Indebtedness—First-Priority Lien Obligations—New Senior Secured Credit Facilities.”

(e)	The appropriate tax rates of the respective tax jurisdictions to which adjustments relate have been applied. The Company’s effective tax rate in the United States is effectively zero due to the availability of unutilized NOL’s and other tax attributes that are all fully reserved.

(f)	Reflects the elimination of minority interests in Resolution Performance and Resolution Specialty resulting from the exchange of such interests as part of the Combinations.

(g)	Reflects the elimination of accretion related to Series A Preferred Stock for the year ended December 31, 2005 and the six months ended June 30, 2005 and 2006. The Series A Preferred Stock was redeemed in full for cash on May 12, 2006.

(3) Reflects the following adjustments:

(a)	Reflects the increase of interest expense as a result of the Hexion Recapitalization:

	Year ended December 31, 2005	Six months ended June 30,
		2005	2006
New Senior Secured Credit Facilities	$155	$78	$77
Fixed Rate Notes	42	21	21
Floating Rate Notes	36	18	18
Repayment of
May 2006 Senior Secured Credit Facilities	(117)	(59)	(58)
August 2004 notes	(45)	(22)	(22)
May 2005 notes	(18)	(9)	(9)

	53	27	27
Change in amortization of debt issuance cost and debt discount	(2)	(1)	(1)

	$51	$26	$26

The interest rates in effect at October 4, 2006, including the $1 billion notional amount swap, were used to compute pro forma adjustments to interest expense for newly issued variable rate debt, including the new senior secured credit facilities and the floating rate notes. Each one-eighth point change in the assumed interest rates would result in $2 change in annual interest expense. See “Description of New Senior Secured Credit Facilities and Other Indebtedness—First-Priority Lien Obligations—New Senior Secured Credit Facilities.”

(b)	The appropriate tax rates of the respective tax jurisdictions to which adjustments relate have been applied. The Company’s effective tax rate in the United States is effectively zero due to the availability of unutilized NOL’s and other tax attributes which are all fully reserved.

(4) Net income (loss) available to common shareholders does not include loss from discontinued operations and estimated nonrecurring charges directly attributable to the transaction of approximately $86, consisting of debt redemption cost of $51, debt discount of $1, and the write-off of deferred debt issue cost of $34 related to existing debt repaid from the proceeds of the Hexion Recapitalization.

(5) Pro forma basic and diluted earnings (loss) per common share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. The share amounts have, as appropriate, been adjusted for the contribution of 73,059 shares by Hexion LLC, Hexion’s parent company, on May 12, 2006. The Company did not have any potentially dilutive instruments outstanding for any periods.

DESCRIPTION OF NEW SENIOR SECURED CREDIT FACILITIES AND OTHER INDEBTEDNESS

In connection with the Hexion Recapitalization, we have made tender offers, subject to customary terms and conditions, to repurchase all of our outstanding August 2004 notes and May 2005 notes. In the event that all of the August 2004 floating rate notes and May 2005 notes tendered for are not repurchased pursuant to the tender offers, we expect, subject to market conditions, to redeem any outstanding August 2004 floating rate notes or May 2005 notes shortly after completion of the tender offer. We expect that any August 2004 fixed rate notes not tendered and repurchased in connection with the Hexion Recapitalization will remain outstanding after the Hexion Recapitalization. We expect that after giving effect to the Hexion Recapitalization, Hexion will have the following secured indebtedness outstanding:

•	the new senior secured credit facilities; and

•	the notes.

Each of the foregoing are secured by separate collateral agreements with substantially identical terms and covering substantially identical collateral subject to exceptions for foreign collateral pledged in favor of lenders under the new senior secured credit facilities. In addition, HA-International, LLC and non-U.S. subsidiaries in countries including Australia, Brazil, Italy, Finland and Korea have various secured credit facilities and other arrangements with lenders.

To the extent that less than 100% of the outstanding August 2004 fixed rate notes are tendered in connection with the Hexion Recapitalization, we will reduce the amount of borrowings under our new senior secured credit facilities on a dollar-for-dollar basis. To the extent that less than 66 2/3% of the August 2004 notes are tendered in connection with the Hexion Recapitalization, any August 2004 fixed rate notes that remain outstanding will be secured by a second-priority lien, subject to permitted liens, on all of Hexion’s domestic assets (subject to certain exceptions) that secure its obligations under the new senior secured credit facilities and a portion of the capital stock of its direct and indirect domestic subsidiaries and direct foreign subsidiaries.

First-Priority Lien Obligations

New Senior Secured Credit Facilities

We expect to amend and restate our existing senior secured credit facilities as described below. We refer to these amended and restated senior secured credit facilities as the “new senior secured credit facilities” in this Form 8-K. The key terms of our new senior secured credit facilities will be as described below.

We expect that our new senior secured credit facilities will provide for a $225 million revolving credit facility, which will include:

•	revolving credit subfacilities for Hexion, Hexion Canada, as the Canadian subsidiary borrower, Hexion Specialty Chemicals UK Limited and Borden Chemical UK Limited, as the U.K. subsidiary borrowers and Hexion Specialty Chemicals B.V., as the Dutch subsidiary borrower;

•	a letter of credit subfacility of $100 million to be made available for our account and the accounts of Hexion and our Canadian, U.K., and Dutch subsidiary borrowers; and

•	a $30 million swingline loan subfacility to be made available for our account and the accounts of Hexion and the U.K. and Dutch subsidiary borrowers.

We and our Canadian, U.K. and Dutch subsidiary borrowers will use our revolving credit facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments.

We expect that our new senior secured credit facilities will also provide for a seven-year, $2 billion term loan facility.

We expect that our new senior secured credit facilities will also provide for a seven-year $50 million synthetic letter of credit facility under which $50 million will be deposited by lenders to be used to fund any drawn letters of credit under the facility. We expect that this facility will be available for letters of credit for our account, and we will use this facility to replace the previously existing $50 million synthetic letter of credit facility.

We expect that our new senior secured credit facilities will also permit us to obtain up to an additional $200 million of credit facilities (the “additional credit facilities”), without the consent of the existing lenders under our new senior secured credit facilities.

Scheduled Amortization Payments and Mandatory Prepayments

We expect that our term loan facility and our synthetic letter of credit facility under the new senior secured credit facilities will provide for quarterly and annual amortization payments, respectively, in each case totaling 1% per annum, with the balance payable or returnable, respectively, upon the final maturity date.

In addition, we expect that our new senior secured credit facilities will require us to prepay outstanding term loans subject to certain exceptions, with:

•	100% of the net cash proceeds of asset sales and dispositions;

•	beginning with fiscal year 2008, 50% of our excess cash flow if our senior secured bank leverage ratio is greater than 3.25:1.0 (reducing to 25% if our senior secured bank leverage ratio is less than or equal to 3.25:1.0 and to 0% if our senior secured bank leverage ratio is less than or equal to 3.0:1.0;

•	if our senior secured bank leverage ratio is greater than 3.0:1.0, 100% of the net cash proceeds received from issuances of debt, subject to exceptions with respect to debt that we and our subsidiaries may incur under the negative covenants.

Voluntary Prepayments and Reduction and Termination of Commitments

We expect that we will be able to voluntarily prepay loans and permanently reduce the loan commitments or return synthetic letter of credit deposits under our new senior secured credit facilities at any time without premium or penalty, subject to the payment of customary LIBOR or EURO LIBOR breakage costs, if any. We expect that the revolving loan commitment and the synthetic letter of credit facility commitment may not be reduced to less than the outstanding balance of loans (in the case of the revolving loan commitment) and letter of credit obligations under such commitment on the date of such reduction. In addition, we expect that we will be able to terminate our new senior secured credit facilities without paying a premium or penalty upon prior written notice, and, in some cases, we may revoke such notice. Upon termination, we expect that we will be required to repay all obligations outstanding under our new senior secured credit facilities and to satisfy or cash collateralize all outstanding letter of credit obligations.

Interest and Applicable Margins

We expect that the interest rates with respect to term loans to Hexion and to the Dutch subsidiary borrower under our new senior secured credit facilities will be based on, at our option, adjusted LIBOR (or EURO LIBOR for the Dutch subsidiary borrower) plus 2.50% or a Dollar base rate plus 1.00%.

The interest rates with respect to revolving loans to Hexion under our new senior secured credit facilities are based on, at our option, adjusted LIBOR plus 2.50% or a Dollar base rate plus 1.00%.

The interest rates with respect to revolving loans to the Canadian subsidiary borrower under our new senior secured credit facilities are based on (a) for loans made in dollars, at our option, adjusted LIBOR plus 2.50% or a base rate (based on a reference rate for Dollar denominated loans made in Canada) plus 1.00%, or (b) for loans made in Canadian Dollars, at our option, a Canadian Bankers’ Acceptances rate plus 2.50% or a Canadian Dollar base rate plus 1.00%.

The interest rates with respect to revolving loans to the U.K. subsidiary borrowers under our new senior secured credit facilities are based on (a) for loans made in dollars, at our option, adjusted LIBOR plus 2.50% or a Dollar base rate plus 1.00%, (b) for loans made in Sterling, at our option, adjusted LIBOR plus 2.50% or a Sterling base rate plus 1.00% or (c) for loans made in euros, at our option, EURO LIBOR plus 2.50% or a Euro base rate plus 1.00%.

The interest rates with respect to revolving loans to the Dutch subsidiary borrower under our new senior secured credit facilities are based on, at our option, EURO LIBOR plus 2.50% or a Euro base rate plus 1.00%.

These applicable margins are, with respect to loans under our revolving credit facility, subject to prospective adjustment on a quarterly basis depending on our consolidated leverage ratio. With respect to term loans under our new senior secured credit facilities, these applicable margins may be subject to prospective adjustment on a quarterly basis depending on our consolidated leverage ratio. Following and during the continuance of an event of default, overdue amounts owing under our new senior secured credit facilities will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

Guarantees and Collateral

We expect that our obligations under our new senior secured credit facilities and under any interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof and under cash management lines of credit with a lender, any affiliate thereof or certain other financial institutions will be guaranteed (i) prior to the initial public offering of our common stock, by our immediate parent, Hexion LLC (the successor by conversion to BHI Acquisition Corp.), and (ii) at all times, by each of our existing and subsequently acquired or organized material domestic subsidiaries, excluding HA-International, LLC and other unrestricted subsidiaries. We expect that all obligations of the foreign subsidiary borrowers under our revolving credit facility will be guaranteed (i) prior to the initial public offering of our common stock, by Hexion LLC and (ii) at all times, by us, the U.S. subsidiary guarantors, the other foreign subsidiary borrowers and our and their respective material subsidiaries in the United States, the United Kingdom, Germany, the Netherlands and Canada (excluding subsidiaries in the United Kingdom, Germany, the Netherlands, Canada and the United States that are unrestricted subsidiaries) and Resolution lberica Performance Products S.A.

We expect that our new senior secured credit facilities will be secured by substantially all the assets of (i) prior to the initial public offering of our common stock, Hexion LLC, which consists of a perfected first-priority pledge of all our capital stock and (ii) at all times, us and the subsidiary guarantors, including but not limited to: (a) a first-priority pledge of substantially all capital stock held by us or any subsidiary guarantor (which pledge, with respect to obligations in respect of the U.S. borrowings secured by a pledge of the stock of any first-tier foreign subsidiary, shall be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of us and each subsidiary guarantor (except for Resolution Iberica Performance Products S.A., whose guarantee is unsecured).

We expect that notwithstanding the foregoing, (i) assets of foreign subsidiary guarantors will only secure obligations in respect of the foreign borrowings, (ii) subject to certain exceptions, the collateral will not include (A) any real estate, fixtures or equipment of us or any of our subsidiaries located within the United States (except for assets that our board of directors determines do not constitute principal property under the indentures for our debentures due 2016, 2021 and 2023) and (B) any capital stock or evidence of indebtedness for borrowed money of certain subsidiaries held by us or our subsidiaries and (iii) assets of Hexion LLC, us or our domestic subsidiaries do not secure term loan obligations of our Dutch subsidiary borrower.

Covenants

We expect that our new senior secured credit facilities will contain financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. We expect that the negative covenants in the new senior secured credit facilities will include, among other things, limitations (none of which are absolute) on our ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our subordinated indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness, except that we may incur indebtedness (other than first-lien indebtedness) so long as our consolidated leverage ratio is not greater than 6.0:1.0;

•	grant liens so long as our senior secured bank leverage ratio is not greater than 4.0:1.0 and certain other limitations are complied with;

•	enter into sale-leaseback transactions;

•	modify the terms of subordinated debt or other material agreements;

•	change our fiscal year;

•	restrict dividends from our subsidiaries or restrict liens;

•	enter into new lines of business;

•	recapitalize, merge, consolidate or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

In addition, we expect that our new senior secured credit facilities will require us to maintain a maximum senior secured bank leverage ratio and will require us to comply with a maximum capital expenditure limitation.

Events of Default

We expect that events of default under our new senior secured credit facilities will include, without limitation, nonpayment, misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the credit agreement that governs our new senior secured credit facilities) and cross-defaults.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: October 17, 2006

	By:	/s/ George F. Knight
George F. Knight
Senior Vice President and Treasurer